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                                                                       EXHIBIT 5




                  {LETTERHEAD OF PRESTON GATES & ELLIS LLP}
                                 May 22, 1998


IVI Publishing, Inc.
808 Howell Street, Suite 400
Seattle, Washington 98101

Re:     IVI Publishing, Inc.
        Form S-1 Registration Statement

Dear Sir or Madam:

        We have acted as counsel for IVI Publishing, Inc., a Minnesota corporation (the "Company"), in connection with certain transactions involving the private placement of 5,000 shares of the Company's Series B Convertible Preferred Stock (the "Preferred Stock") and warrants (the "Warrants"). The Preferred Stock (i) accrues a dividend of 5% per annum, which dividend may, at the Company's option, be payable in additional shares of the company's Common Stock, and (ii) is convertible into shares of the Company's Common Stock, par value $.01 per Share (the "Shares"). The Warrants may be exercised to purchase Shares.

        In connection with the preparation and filing of a registration statement on Form S-1 (the "Registration Statement"), under the Securities Act of 1933, we have reviewed the Company's certificate of incorporation and bylaws and the record of its corporate proceedings and have made such other investigations as we deemed necessary in order to express the opinions set forth below. Based on the foregoing, it is our opinion that the Shares issuable as dividends, upon conversion of the Preferred Stock or exercise of the Warrants will, upon proper exercise of the conversion or exercise rights provided therefor, be duly and validly issued, fully paid and nonassessable.

        We hereby consent to all references to us in the Registration Statement and all amendments thereto. We further consent to the use of this opinion as an exhibit to the Registration Statement. We express no opinion as to any matters not expressly set forth herein.


                                       PRESTON GATES & ELLIS LLP


                                       By /s/ C. Kent Carlson
                                          ------------------------
                                              C. Kent Carlson